UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2021

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of New Director

On May 24, 2021, the Board of Directors (“Board”) of FuelCell Energy, Inc. (the “Company”) increased the size of the Board to six directors and elected a new director – Cynthia Hansen – to serve on the Board effective May 25, 2021 until the annual meeting of the stockholders of the Company to be held in 2022 or until her earlier resignation or removal. In addition to her election to the Board, Ms. Hansen has been appointed, effective May 25, 2021, to serve on the Executive Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee and Compensation Committee.

There are no arrangements or understanding between Ms. Hansen and any other person pursuant to which she was selected as a director, nor are there any transactions in which Ms. Hansen has an interest that would be reportable under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Hansen will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s proxy statements filed with the Securities and Exchange Commission.

In connection with her election to the Board, Ms. Hansen received a pro-rated annual retainer for service on the Board of $45,833 and pro-rated annual non-chair committee fees of $9,167 for the Audit and Finance Committee and $6,875 for each of the Compensation and Nominating and Corporate Governance Committees. The retainer and fees may be paid in cash or common stock of the Company at the election of Ms. Hansen.

In addition, Ms. Hansen received an award of 8,165 restricted stock units (“RSUs”) under the Company’s Second Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”), which Plan is described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on February 19, 2021. Such RSUs (i) vest on the date of the regularly scheduled annual meeting of the stockholders of the Company to be held in 2022, (ii) are to be settled in cash or in shares of the Company’s common stock, at the discretion of the Compensation Committee, as the administrator under the Plan, (iii) are subject to the Plan, and (iv) are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement pursuant to which such RSUs are granted, which is based on the form of Restricted Stock Unit Award Agreement previously approved by the Compensation Committee, which is included as Exhibit 10.1 hereto.

The foregoing summary of the RSUs granted to Ms. Hansen does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Unit Award Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

On May 27, 2021, the Company issued a press release announcing the election of Cynthia Hansen to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are being filed or furnished (as applicable) herewith:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (Non-Employee Directors) (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 13, 2018).

99.1	FuelCell Energy, Inc. Press Release dated May 27, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 27, 2021	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer